Exhibit 99.1

SumTotal Systems Reports Preliminary Record Fourth-Quarter Results

GAAP Revenue Increases 28% Year-Over-Year, Non GAAP revenue increases 38%;

Company also promotes David Crussell to Chief Operating Officer

MOUNTAIN VIEW, Calif. (February 13, 2006) — SumTotal™ Systems, Inc. (Nasdaq: SUMT), the largest provider of learning and business performance technologies and services, today announced its preliminary financial results for the fourth quarter and full year ended December 31, 2005.

Fourth-Quarter 2005 Results

On a Generally Accepted Accounting Principles (“GAAP”) basis, total revenue for the fourth quarter of 2005 was $23.9 million, an increase of 28% from the $18.7 million reported in the fourth quarter of 2004. Net loss for the fourth quarter of 2005 was $2.5 million, or $0.10 per share on both a basic and diluted basis, compared to a net loss of $1.9 million or $0.09 per share, in the same quarter one year ago.

On a non-GAAP basis in the fourth quarter of 2005, revenue increased by 38% to $26.9 million from non-GAAP revenue of $19.5 million reported in the fourth quarter of 2004. Non-GAAP net income for the fourth quarter was $2.5 million, or $0.10 per share on both a basic and diluted basis, compared to $0.5 million, or $0.03 per share and $0.02 per share on a basic and diluted basis, respectively, for the fourth quarter a year ago.

Deferred revenue on a GAAP basis at the end of the fourth quarter increased 67%, sequentially, and 77% on a year-over-year basis, to end at $26.7 million. This figure compares with $16.0 million in the prior quarter and $15.1 million in the same quarter one year ago and includes $4.0 million acquired from Pathlore.

The results for the fourth quarter of 2005 include the results for Pathlore Software Corporation, which SumTotal Systems acquired on October 3, 2005. Non-GAAP results exclude the impact of certain non-cash accounting adjustments and one-time charges primarily related to acquisition accounting. These are described in more detail in the attached exhibits.

Results for the fourth quarter and the full year 2005 are preliminary, as the company and its auditors are still in the process of completing the acquisition accounting for Pathlore Software Corporation. Also, the company continues to be involved in settlement discussions related to the intellectual property litigation brought against it by IpLearn, LLC. At the time of this release, the company cannot determine whether a settlement is probable on acceptable terms and has therefore not accrued for any such settlement in the attached financial exhibits.

“The fourth quarter marked a strong finish to 2005 for SumTotal,” commented Donald Fowler, CEO. “Our record top line and strong operating cash flow for the quarter exceeded expectations, and demonstrate the leverage of our scale and ability to execute against our strategy. We continued to see very strong demand for upgrades and additional services, as existing customers continue to move to the SumTotal Enterprise Suite. While we would have liked to have seen greater growth in license revenue, we are encouraged by the growth in our deferred revenue levels entering the current quarter. Our efforts remain focused on driving both top and bottom line results.”

Full-Year 2005 Results

For the year 2005, GAAP revenue increased 36% to $75.0 million, compared to $55.2 million reported for the year 2004. On a GAAP basis, net loss for the year was $2.5 million, or $0.38 per share compared to net loss of $16.0 million, or $0.87 per share for the year 2004.

On a non-GAAP basis for the year 2005, revenue increased 20% to $78.4 million, compared to $65.6 million reported for the year 2004. On a non-GAAP basis, net income for the year 2005 was $0.6 million, or $0.03 per share compared to net loss of $5.3 million, or $0.29 per share for the year 2004. Non-GAAP results exclude the impact of certain non-cash accounting adjustments and one-time charges primarily related to acquisition accounting. These are described in more detail in the attached exhibits.

SumTotal Systems generated cash flow from operating activities of $1.6 million for the year 2005 compared to $0.1 million for 2004. Cash, cash equivalents and short-term investments were $19.1 million at December 31, 2005.

Organizational Changes

Today, the company also announced the promotion of David Crussell to Chief Operating Officer. Mr. Crussell most recently held the role of Executive Vice President of Operations and has been a driving force in SumTotal’s growth for the previous four years. Prior to joining Docent and SumTotal Systems, Crussell served as chief operations officer of SteelPoint Technologies, a leading provider of strategic Web-based content management solutions, and senior vice president and general manager of the Radiation Treatment Planning (RTP) software division of ADAC Laboratories.

SumTotal also announced that Kevin Oakes has resigned from his position as President, effective May 31, 2006. Oakes entered into a two year retained consulting agreement with the company commencing June 1, 2006. Oakes will also remain on the company’s board of directors.

“We are very pleased to have Dave’s experience and drive in this new role,” said Don Fowler, CEO. “As we continue to execute on our growth strategy, this new role will be vital to our success, enabling us to maintain our commitment to customer success and bottom-line results.” Added Fowler, “While we will miss Kevin’s day-to-day involvement in the organization, we are also pleased and fortunate to have him remain on the board and actively engaged in shaping our company’s future. Kevin has been a pioneer in this industry and will continue to be a great asset to SumTotal Systems.”

Fourth Quarter and Fiscal Year 2005 Operating Highlights

•	Appointed Donald Fowler CEO in November 2005 for the next stage of growth. Fowler brings extensive experience to the company, as he has held executive or management posts with companies such as Tandem Computers, Bechtel, IBM and Boeing.

•	Completed the acquisition of Pathlore Software Corporation on October 4, 2005.

•	Added 114 new clients worldwide during 2005. Strengthened North American leadership with new customers, including A.T. Kearney, Aetna, Holland America Line, Honda Canada, Johnson Controls, JPMorgan Chase & Co., Lehman Brothers Holdings, Merck & Co, QUALCOMM, Spectrum Health, the State of New Mexico, Wells Fargo and Volkswagen of America.

•	Expanded its international presence with new marquee customers, including Grupo Modelo, Lloyd’s TSB, China Mobile Liaoning Branch, and Tokyo Electron.

•	Solidified leadership in all key vertical markets. With the win at JPMorgan Chase & Co., SumTotal now serves four of America’s top five commercial banks as ranked by Fortune magazine.

•	Named to Military Training Technology magazine’s Top 100. Forged partnerships with CollabWorx and ENVISAGE to deliver secure, mission-critical learning and development technologies to the U.S. Armed Forces and Department of Defense.

•	Released SumTotal Enterprise Suite 7.1 and unveiled SumTotal’s TotalAccess module, giving distributed personnel – with limited access to the Internet – a way to conduct mission-critical learning in disconnected, ‘one-click’ fashion.

•	Singled out as clear leader by leading market analysts. Named “the predominant leader in the learning infrastructure market” by IDC. Listed as an industry leader by research firms Forrester and Gartner. Identified as “the definitive market leader in North America” by research firm Bersin & Associates.

Guidance

For the first quarter of 2006, SumTotal Systems estimates its GAAP revenue will be between $22 million and $24 million. On a non-GAAP basis, revenue is estimated to be between $24 million and $26 million. GAAP net loss is estimated between $3.8 million, or $0.15 per share and $5.3 million, or $0.21 per share. On a non-GAAP basis, net income is estimated to between $0.5 million, or $0.02 per share and $1.5 million, or $0.06 per share. The reconciling items between GAAP and non-GAAP income are estimated to be a $2.0 million adjustment to revenue, $2.3 million amortization of intangibles and $1.0 million for stock-based compensation including $0.8 million incremental expense in the first quarter of 2006 as a result of the company adopting SFAS No. 123R.

Conference Call

SumTotal will host an investor conference call and webcast on Monday, February 13, 2006, at 2:00 p.m. (Pacific Time) / 5:00 p.m. (Eastern Time) to discuss the financial results for the fourth quarter and year ended December 31, 2005.

A live audio webcast available to investors and the public at: www.sumtotalsystems.com/company/investors. In addition to the webcast, a telephone replay will be available on Monday, February 13, 2006, beginning at approximately 5:00 P.M. (Pacific Time) through the close of business on Monday, February 20, 2006. Investors and other interested parties can access the replay by dialing the U.S. toll-free number: 800-207-7077, access code: 4153. The international dial-in number is +1 913-383-5767, access code: 4153.

About SumTotal Systems Inc.

SumTotal Systems, Inc. (NASDAQ: SUMT) is the largest provider of learning and business performance technologies and services. SumTotal deploys mission-critical solutions that align learning with organizational and business goals to generate significant bottom-line results. With more than 17 million users worldwide, SumTotal has helped accelerate performance and profits for more than 1,500 of the world’s best-known companies and government agencies including Accenture, Aetna, Cendant, DaimlerChrysler, Delta Air Lines, Harley-Davidson, Microsoft, Novartis, PNC Bank, U.S. Army, U.S. Air Force, U.S. Navy, U.S. Coast Guard, U.S. Bancorp, United Airlines, Vodafone, Wachovia and Wyeth. SumTotal has offices throughout the United States, in London, Paris, Singapore, Sydney, Tokyo, Hong Kong and Hyderabad, India. For more information about SumTotal’s products and services, visit www.sumtotalsystems.com.

SAFE HARBOR STATEMENT/ FORWARD-LOOKING

Information in this press release and the accompanying conference call contains forward-looking statements and management’s estimation regarding the preliminary numbers for the fourth quarter and fiscal year ended December 31, 2005. These statements represent SumTotal Systems’ expectations or beliefs concerning its preliminary results and future events, and include statements, among others, regarding its preliminary financial results reported today; financial guidance regarding revenue, profitability, backlog, expenses, continued growth in deferred revenue balance and pipeline; the potential benefits of the acquisition of Pathlore, including ability to reach revenue scale and profitability and to drive innovation and customer satisfaction; the company’s ability to retain and attract key employees, especially in light of recent changes in executive management; the company’s competitive position, including its market share and leadership position; the company’s ability to execute; and the company’s product leadership. These statements are not historical facts or guarantees of future performance or events; are based on current expectations, estimates, beliefs, assumptions, goals and objectives; and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements. Additional factors that could cause actual results to differ include, but are not limited to, (i) completion of the year end audit by the company’s independent auditors which may result in adjustments to the company’s financial results reported in this press release and the accompanying conference call, including adjustments related to the acquisition accounting of SumTotal Systems’ acquisition of Pathlore Software Corporation and the impact of a potential settlement in the IpLearn, LLC v. SumTotal Systems, Inc., if any; (ii) failure to remediate the deficiencies and weaknesses identified in our Annual Report on Form 10-K for fiscal year 2005 or to comply with Section 404 of the Sarbanes-Oxley Act of 2002 in a timely fashion, or at all, thereby causing a delay in the filing of our Form 10-K, or not being able to file at all; (iii) failure to comply with the covenants in the Company’s credit facility that could result in a default, thereby causing a foreclosure or sale of our assets; (iv) intense competition in the market place causing, among other things, pricing pressure; (v) failure to fully realize the anticipated benefits of the acquisition of Pathlore, to successfully integrate the Pathlore business, to maintain and grow the Pathlore customer base and to fully realize potential synergies; (vi) failure to maintain or increase quarterly bookings or revenue; (vii) increase in litigation related costs, potential adverse judgments or potential injunctions enjoining the shipment of the company’s products; (viii) the ability to attract and retain highly qualified employees, and the risk of losing employees, especially given the resignation of the company’s president and the recent hire of a regular full-time CEO; (ix) inability to fix in a timely fashion unanticipated bugs, errors or defects that materially impact the functionality or usability of our product line, or unanticipated problems in customer upgrades to the new product line; (x) other market conditions that include risks and uncertainties such as risks associated with financial, economic, political, terrorist activity and other uncertainties; and (xi) other events and other important factors disclosed previously and from time to time in SumTotal Systems’ filings with the Securities and Exchange Commission, including the company’s Quarterly Report on Form 10-Q filed on November 9, 2005, and Form 8-Ks. SumTotal Systems assumes no obligation to update the information in this press release or in the accompanying conference call.

-Tables to Follow-

SumTotal Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited and Preliminary)

	December 31, 2005	December 31, 2004
Assets
Current assets:
Cash, cash equivalents and restricted cash	$18,489	$25,508
Short term investments	657	9,210
Accounts receivable, net	25,207	18,531
Prepaid expenses and other current assets	2,864	1,781

Total current assets	47,217	55,030

Property and equipment, net	4,210	2,472
Goodwill	62,306	27,659
Intangible assets, net	25,705	9,491
Other assets	1,489	1,140

Total assets	$140,927	$95,792

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	2,845	3,334
Accrued compensation and benefits	5,509	5,148
Other accrued liabilities	4,048	3,403
Restructuring accrual	1,660	506
Deferred revenue	26,354	14,749
Notes payable	4,877	—

Total current liabilities	45,293	27,140

Non-current liabilities
Other accrued liabilities, non-current	176	—
Restructuring accrual, non-current	979	—
Deferred revenue, non-current	369	373
Notes payable, non-current	13,125	—

Total liabilities	59,942	27,513

Commitments and contingencies	—	—

Stockholders’ equity	80,985	68,279

Total liabilities and stockholders’ equity	$140,927	$95,792

SumTotal Systems, Inc.

GAAP Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited and Preliminary)

	Three-Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004
Revenue:
License	$7,388	$8,614	$24,674	$22,376
Service and maintenance	16,546	10,114	50,296	32,828

Total revenue	23,934	18,728	74,970	55,204

Cost of revenue:
License	107	1,244	1,179	1,616
Service and maintenance	7,582	4,899	22,950	17,269
Amortization of intangible assets	1,475	1,386	4,316	4,794

Total cost of revenue	9,164	7,529	28,445	23,679

Gross margin	14,770	11,199	46,525	31,525

Operating expenses:
Research and development	3,460	3,366	12,357	11,558
Sales and marketing	7,680	6,922	25,480	22,489
General and administrative	5,395	3,061	16,294	10,944
Restructuring charge	316	—	316	1,137
In-process research and development	—	—	—	1,326

Total operating expenses	16,851	13,349	54,447	47,454

Loss from operations	(2,081)	(2,150)	(7,922)	(15,929)

Interest expense	(389)	—	(394)	(121)
Interest income	119	128	701	331
Other income (expense), net	(138)	163	(631)	(78)
Equity in losses of affiliate	—	—	—	(169)

Loss before provision for income taxes	(2,489)	(1,859)	(8,246)	(15,966)
Provision for income taxes	5	37	95	66

Net loss	$(2,494)	$(1,896)	$(8,341)	$(16,032)

Net loss per share, basic and diluted	$(0.10)	$(0.09)	$(0.38)	$(0.87)

Weighted average common shares outstanding, basic and diluted	25,197	20,640	22,038	18,367

SumTotal Systems, Inc.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited and Preliminary)

	Three-Months Ended December 31, 2005				Three-Months Ended December 31, 2004
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenue:
License	$7,388	$1,354	A	$8,742	$8,614	$273	A	$8,887
Service and maintenance	16,546	1,649	A	18,195	10,114	473	A	10,587

Total revenue	23,934	3,003		26,937	18,728	746		19,474

Cost of revenue:
License	107	6	A	113	1,244	19	A	1,263
Service and maintenance	7,582	(21	)B	7,561	4,899	(15	)B	4,884
Amortization of intangible assets	1,475	(1,475	)C	—	1,386	(1,386	)C	—

Total cost of revenue	9,164	(1,490)		7,674	7,529	(1,382)		6,147

Gross margin	14,770	4,493		19,263	11,199	2,128		13,327

Operating expenses:
Research and development	3,460	(7	)B	3,453	3,366	(66	)B	3,300
Sales and marketing	7,680	(49	)B	7,631	6,922	(114	)B	6,808
General and administrative	5,395	(86	)B	5,309	3,061	(110	)B	2,951
Restructuring charge	316	(316	)D	—	—	—		—

Total operating expenses	16,851	(458)		16,393	13,349	(290)		13,059

Loss from operations	(2,081)	4,951		2,870	(2,150)	2,418		268

Interest expense	(389)	—		(389)	—	—		—
Interest income	119	—		119	128	—		128
Other income (expense), net	(138)	—		(138)	163	—		163

Income (loss) before provision for income taxes	(2,489)	4,951		2,462	(1,859)	2,418		559
Provision (credit) for income taxes	5	—		5	37	—		37

Net income (loss)	$(2,494)	$4,951		$2,457	$(1,896)	$2,418		$522

Net income (loss) per share, basic	$(0.10)			$0.10	$(0.09)			$0.03

Net income (loss) per share, diluted	$(0.10)			$0.10	$(0.09)			$0.02

Weighted average common shares outstanding, basic	25,197			25,197	20,640			20,640

Weighted average common shares outstanding, diluted	25,197			25,564	20,640			21,667

Footnotes:

(1)	SumTotal Systems includes these non-GAAP financial measures because we believe these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. We have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as provided herein.
(2)	SumTotal Systems’ management refers to these non-GAAP financial measures, such as non-GAAP operating margins and net income, in making operating decisions because the measures provide meaningful supplemental information regarding our operational performance and our ability to invest in research and development and fund acquisitions and capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as provided herein.
A	To include Pathlore and Docent, Inc.’s deferred revenue and costs that were excluded as a result of adjustments to fair value as part of acquisition accounting
B	To exclude amortization of deferred stock-based compensation.
C	To exclude amortization of acquired intangible assets.
D	To exclude charges relating to restructuring.

SumTotal Systems, Inc.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited and Preliminary)

	Year Ended December 31, 2005				Year Ended December 31, 2004
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Docent Preacquisition (E)	Non-GAAP
Revenue:
License	$24,674	$1,548	A	$26,222	$22,376	$1,907	A	$2,002	$26,285
Service and maintenance	50,296	1,887	A	52,183	32,828	2,715	A	3,727	39,270

Total revenue	74,970	3,435		78,405	55,204	4,622		5,729	65,555

Cost of revenue:
License	1,179	13	A	1,192	1,616	99	A	161	1,876
Service and maintenance	22,950	(100	)B	22,850	17,269	(51	)B	2,676	19,894
Amortization of intangible assets	4,316	(4,316	)C	—	4,794	(4,794	)C	—	—

Total cost of revenue	28,445	(4,403)		24,042	23,679	(4,746)		2,837	21,770

Gross margin	46,525	7,838		54,363	31,525	9,368		2,892	43,785

Operating expenses:
Research and development	12,357	(117	)B	12,240	11,558	(148	)B	1,518	12,928
Sales and marketing	25,480	(282	)B	25,198	22,489	(557	)B	2,849	24,781
General and administrative	16,294	(376	)B	15,918	10,944	(668	)B	921	11,197
Restructuring charge	316	(316	)D	—	1,137	(1,137	)D	—	—
In-process research and development	—	—		—	1,326	(1,326	)D	—	—

Total operating expenses	54,447	(1,091)		53,356	47,454	(3,836)		5,288	48,906

Loss from operations	(7,922)	8,929		1,007	(15,929)	13,204		(2,396)	(5,121)

Interest expense	(394)	—		(394)	(121)	—		(3)	(124)
Interest income	701	—		701	331	—		51	382
Other income (expense), net	(631)	—		(631)	(78)	—		(82)	(160)
Equity in losses of an affiliate	—	—		—	(169)	—		—	(169)

Income (loss) before provision for income taxes	(8,246)	8,929		683	(15,966)	13,204		(2,430)	(5,192)
Provision (credit) for income taxes	95	—		95	66	—		34	100

Net income (loss)	$(8,341)	$8,929		$588	$(16,032)	$13,204		$(2,464)	$(5,292)

Net income (loss) per share, basic	$(0.38)			$0.03	$(0.87)				$(0.29)

Net income (loss) per share, diluted	$(0.38)			$0.03	$(0.87)				$(0.29)

Weighted average common shares outstanding, basic	22,038			22,038	18,367				18,367

Weighted average common shares outstanding, diluted	22,038			22,428	18,367				18,367

Footnotes:

(1)	SumTotal Systems includes these non-GAAP financial measures because we believe these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. We have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as provided herein.
(2)	SumTotal Systems’ management refers to these non-GAAP financial measures, such as non-GAAP operating margins and net income, in making operating decisions because the measures provide meaningful supplemental information regarding our operational performance and our ability to invest in research and development and fund acquisitions and capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as provided herein.
A	To include Pathlore and Docent, Inc.’s deferred revenue and costs that were excluded as a result of adjustments to fair value as part of acquisition accounting
B	To exclude amortization of deferred stock-based compensation.
C	To exclude amortization of acquired intangible assets.
D	To exclude charges relating to restructuring and the write-off of in-process research and development.
E	To include Docent results for the period January 1, 2004 to March 18, 2004